Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES FIRST QUARTER DILUTED

EPS RISE OVER SIX FOLD TO A RECORD $2.67

First Quarter Net Income Attributable to REX Common

Shareholders Increases 520% to $21.7 Million

Dayton, Ohio, (May 28, 2014) -- REX American Resources Corporation (NYSE: REX) today reported record financial results for its fiscal 2014 first quarter (“Q1 ‘14”) ended April 30, 2014. REX management will host a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	212/231-2929

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx The webcast will be available for replay for 30 days

REX American Resources’ Q1 ‘14 results principally reflect its alternative energy segment interests in seven ethanol production facilities. The operations of One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) are consolidated, while those of its five remaining plants are reported as equity in income of unconsolidated ethanol affiliates.

REX’s Q1 ‘14 net sales and revenue were $155.9 million, compared with $178.4 million in Q1 ’13, principally due to lower commodity pricing. Primarily as a result of strong ethanol crush spread margins in Q1’ 14, the Company’s gross profit rose to $36.6 million, from $9.0 million in the prior year period. Reflecting the healthy ethanol industry environment, Q1 ‘14 equity in income of unconsolidated ethanol affiliates increased to $8.3 million, compared with $1.6 million in Q1 ‘13. The strong growth in quarterly gross profit and income of unconsolidated ethanol affiliates resulted in Q1 ’14 net income from continuing operations before income taxes and non-controlling interests of $38.0 million, compared with $5.8 million in Q1 ’13.

Net income attributable to REX shareholders in Q1 ’14 rose to $21.7 million, compared with $3.5 million in Q1 ‘13, while Q1 ’14 diluted net income per share attributable to REX common shareholders rose to a record $2.67 per share, compared to $0.43 per share in Q1 ’13. Per share results in Q1 ‘14 and Q1 ‘13 are based on 8,149,000 and 8,200,000 diluted weighted average shares outstanding, respectively.

REX CEO, Stuart Rose, commented, “REX continued its strong operating and financial momentum as reflected by our record alternative energy first quarter gross profit, income of unconsolidated ethanol affiliates, net income attributable to REX common shareholders and diluted EPS. These results again highlight the leading technology and efficiency of our plants and our focus on managing costs and margins, combined with the benefit of a healthy fall 2013 U.S. corn harvest.

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REX American Resources Q1’ 14 Results, 5/28/14	page 2

“Our record first quarter results further strengthened our solid financial position as cash and cash equivalents at April 30, 2014 rose more than 19% to approximately $126 million from the fiscal 2013 year-end levels just three months earlier. During the first quarter, we allocated cash from operations to reduce consolidated plant-level debt thereby lowering interest expense in future periods and further driving our ability to generate free cash flow. As such, at April 30, 2014, consolidated plant level debt declined to approximately $68 million from fiscal 2013 year-end levels of approximately $76 million while first quarter interest expense declined by approximately 34%, compared with the same period last year.”

Balance Sheet

At April 30, 2014, REX had cash and cash equivalents of $125.6 million, $55.5 million of which was at the parent company and $70.1 million of which was at its consolidated ethanol production facilities. This compares with cash and cash equivalents of $105.1 million at January 31, 2014, $63.3 million of which was at the parent company and $41.8 million of which was at its consolidated ethanol production facilities.

At April 30, 2014, REX had lease agreements, as landlord for four former retail store locations. REX has seven owned former retail stores that were vacant at April 30, 2014, which it is marketing to either lease or sell. The current net book value for the Company’s remaining real estate holdings is approximately $4.5 million. The real estate segment revenue reflects rental income derived from these sites.

Segment Income Statement Data:

	Three Months Ended
($ in thousands)	April 30,
	2014	2013
Net sales and revenue:
Alternative energy (1)	$155,827	$178,324
Real estate (2)	109	100
Total net sales and revenues	$155,936	$178,424

Segment profit (loss):
Alternative energy segment profit (1)	$38,876	$6,626
Real estate segment loss (2)	(91)	(97)
Corporate expense, net (2)	(753)	(692)
Income from continuing operations before income taxes and non-controlling interests (2)	$38,032	$5,837

(1)	Includes results attributable to non-controlling interests of approximately 26% for One Earth and approximately 1% for NuGen.
(2)	Certain amounts differ from those previously reported as a result of certain sold real estate assets being reclassified as discontinued operations.

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REX American Resources Q1’ 14 Results, 5/28/14	page 3

The following table summarizes select data related to the Company’s consolidated alternative energy interests:

	Three Months Ended
	April 30,
	2014	2013
Average selling price per gallon of ethanol	$2.14	$2.33
Average selling price per ton of dried distillers grains	$209.53	$264.59
Average selling price per ton of modified distillers grains	$91.38	$131.65
Average cost per bushel of grain	$4.36	$7.44
Average cost of natural gas (per mmbtu)	$9.33	$4.29

Segment Balance Sheet Data:

	April 30, 2014	January 31, 2014
Assets:
Alternative energy	$384,034	$356,589
Real estate	4,635	4,722
Corporate	58,280	66,557
Total assets	$446,949	$427,868

Supplemental Data Related to REX’s Alternative Energy Interests:

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Shipped as of April 30, 2014 (gallons in millions)

Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	112.0	74%	82.9
NuGen Energy, LLC (Marion, SD)	114.2	99%	113.1
Patriot Holdings, LLC (Annawan, IL)	120.7	27%	32.6
Big River Resources West Burlington, LLC (West Burlington, IA)	107.4	10%	10.7
Big River Resources Galva, LLC (Galva, IL)	118.4	10%	11.8
Big River United Energy, LLC (Dyersville, IA)	121.7	5%	6.1
Big River Resources Boyceville, LLC (Boyceville, WI)	55.8	10%	5.6
Total	750.2	n/a	262.8

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REX American Resources Q1’ 14 Results, 5/28/14	page 4

About REX American Resources Corporation

REX American Resources has interests in seven ethanol production facilities, which in aggregate shipped approximately 750 million gallons of ethanol over the twelve month period ended April 30, 2014. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended April 30, 2014) by the ethanol production facilities in which it has ownership interests was approximately 263 million gallons. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, dried and modified distillers grains, ethanol, corn oil, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, transportation delays, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:

Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

- statements of operations follow -

REX American Resources Q1’ 14 Results, 5/28/14	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	April 30,
	2014	2013
Net sales and revenue	$155,936	$178,424
Cost of sales	119,386	169,432
Gross profit	36,550	8,992
Selling, general and administrative expenses	(6,171)	(3,747)
Equity in income of unconsolidated ethanol affiliates	8,297	1,599
Interest and other income	52	42
Interest expense	(692)	(1,053)
(Losses) gains on derivative financial instruments, net	(4)	4
Income from continuing operations before income taxes and non-controlling interests	38,032	5,837
Provision for income taxes	(13,887)	(2,066)
Income from continuing operations including non-controlling interests	24,145	3,771
Income from discontinued operations, net of tax	55	171
Gain on disposal of discontinued operations, net of tax	—	131
Net income including non-controlling interests	24,200	4,073
Net income attributable to non-controlling interests	(2,458)	(566)
Net income attributable to REX common shareholders	$21,742	$3,507

Weighted average shares outstanding – basic	8,117	8,158

Basic income per share from continuing operations*	$2.67	$0.39
Basic income per share from discontinued operations*	0.01	0.02
Basic income per share on disposal of discontinued operations*	—	0.02
Basic net income per share attributable to REX common shareholders	$2.68	$0.43

Weighted average shares outstanding – diluted	8,149	8,200

Diluted income per share from continuing operations*	$2.66	$0.39
Diluted income per share from discontinued operations*	0.01	0.02
Diluted income per share on disposal of discontinued operations*	—	0.02
Diluted net income per share attributable to REX common shareholders	$2.67	$0.43
Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$21,687	$3,205
Income from discontinued operations, net of tax	55	302
Net income	$21,742	$3,507

*	Certain amounts differ from those previously reported as a result of certain real estate assets being reclassified as discontinued operations.

REX American Resources Q1’ 14 Results, 5/28/14	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands) Unaudited

	April 30, 2014	January 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$125,649	$105,149
Restricted cash	—	500
Accounts receivable-net	16,892	16,486
Inventory	19,193	19,370
Refundable income taxes	1,810	268
Prepaid expenses and other	5,001	4,891
Deferred taxes-net	-	2,146
Total current assets	168,545	148,810
Property and equipment-net	198,418	202,258
Other assets	5,324	5,388
Equity method investments	74,439	71,189
Restricted investments and deposits	223	223
TOTAL ASSETS	$446,949	$427,868
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long term debt	$10,125	$12,226
Accounts payable – trade	6,956	6,626
Deferred taxes	3,382	—
Derivative financial instruments	747	1,141
Accrued expenses and other current liabilities	9,813	12,147
Total current liabilities	31,023	32,140
LONG TERM LIABILITIES:
Long term debt	58,125	63,500
Deferred taxes	19,613	19,613
Other long term liabilities	1,876	1,862
Total long term liabilities	79,614	84,975
COMMITMENTS AND CONTINGENCIES
EQUITY:
REX shareholders’ equity:
Common stock, 45,000 shares authorized, 29,853 shares issued at par	299	299
Paid in capital	144,643	144,051
Retained earnings	378,843	357,101
Treasury stock, 21,678 and 21,753 shares, respectively	(221,403)	(222,170)
Total REX shareholders’ equity	302,382	279,281
Non-controlling interests	33,930	31,472
Total equity	336,312	310,753
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$446,949	$427,868

- statements of cash flows follow -

REX American Resources Q1’ 14 Results, 5/28/14	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands) Unaudited

	Three Months Ended April 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,200	$4,073
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, impairment charges and amortization	4,187	4,391
Income from equity method investments	(8,297)	(1,599)
Loss (gain) on disposal of real estate and property and equipment	5	(4)
Dividends received from equity method investments	5,012	200
Deferred income	—	(274)
Derivative financial instruments	(394)	(444)
Deferred income tax	5,339	2,026
Excess tax benefit from stock option exercises	(241)	—
Changes in assets and liabilities:
Accounts receivable	(406)	(6,351)
Inventories	177	3,734
Other assets	(1,020)	978
Accounts payable-trade	580	2,264
Accrued expenses and other liabilities	(2,320)	(195)
Net cash provided by operating activities	26,822	8,799
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(547)	(32)
Restricted cash	500	—
Proceeds from sale of real estate and property and equipment	30	141
Net cash (used in) provided by investing activities	(17)	109
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long term debt	(7,476)	(4,201)
Stock options exercised	930	555
Excess tax benefit from stock option exercises	241	—
Treasury stock acquired	—	(564)
Net cash used in financing activities	(6,305)	(4,210)
NET INCREASE IN CASH AND CASH EQUIVALENTS	20,500	4,698
CASH AND CASH EQUIVALENTS-Beginning of year	105,149	69,073
CASH AND CASH EQUIVALENTS-End of year	$125,649	$73,771
Non cash investing activities – Accrued capital expenditures	$(250)	$—

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